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                                                                    EXHIBIT 99.3

                              WOLVERINE TUBE, INC.

                                OFFER TO EXCHANGE
                                 ALL OUTSTANDING
                          10 1/2% SENIOR NOTES DUE 2009
                   FOR 10 1/2% SERIES B SENIOR NOTES DUE 2009
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

TO OUR CLIENTS:

      Enclosed for your consideration is a Prospectus, dated _____________, 2002 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), concerning the offer (the "Exchange Offer") of Wolverine Tube, Inc. (the "Company") to exchange its 10 1/2% Series B Senior Notes due 2009, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 10 1/2% Senior Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated March 22, 2002, by and among the Company, the Guarantors referred to therein and the initial purchasers referred to therein.

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2002, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

      1.    The Exchange Offer is for any and all Old Notes.

      2. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that certain transfer restrictions and registration rights applicable to the Old Notes are not applicable to the New Notes.

      3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange
            Offer--Conditions."

      4. Any transfer taxes incident to the transfer of Old Notes form the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal.

      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Wolverine Tube, Inc. with respect to its Old Notes.

      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

| |   Please tender the Old Notes held by you for my account as indicated below:

        10 1/2% Senior Notes due 2009: $_____(Aggregate Principal Amount of Old Notes)

| |   Please do not tender any Old Notes held by you for my account.

Dated:                     , 2002
       --------------------

Signature(s):
               ----------------------------------------------------------------
Print Name(s):
                ---------------------------------------------------------------
Print Address(es):
                    -----------------------------------------------------------
Area Code and Telephone Number(s):
                                    -------------------------------------------
Tax Identification or Social Security Number(s):
                                                  -----------------------------

      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.


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